EXHIBIT 10.1

SIXTH AMENDMENT TO THE
ZIONS BANCORPORATION, N.A. PENSION PLAN
(December 31, 2013 Edition)
This Sixth Amendment to the Zions Bancorporation, N.A. Pension Plan is made and entered into this _25____ day of June, 2020, by the Zions Bancorporation, N.A. Benefits Committee (“Committee”) on behalf of Zions Bancorporation, N.A., (“Employer”).

WHEREAS, the Employer has previously established and continues to maintain a pension plan for certain employees of the Employer and certain of its affiliates called the Zions Bancorporation, N.A. Pension Plan (“Plan”); and

WHEREAS, the Employer has most recently amended and restated the Plan effective as of January 1, 2009, and incorporated therein all subsequent amendments adopted through December 31, 2013, as the December 31, 2013 Edition of the Plan; and

WHEREAS, pursuant to Section 13.1(a) of the Plan the Employer has reserved the right to amend the Plan in whole or in part, which authority for purposes of this amendment has been delegated to the Committee; and

WHEREAS, the Committee has most recently adopted an unnumbered amendment to the Plan (a fourth amendment to the December 31, 2013 Edition), which provides for the termination of the Plan; and

WHEREAS, the Committee has now determined that it is in best interests of the Plan participants and good Plan administration to adopt this further amendment to the Plan to provide for direct transfer of all excess assets remaining in the Plan to the Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan following the distribution and payment of all benefits and benefit commitments to the participants, alternate payees and beneficiaries in the Plan;

NOW THEREFORE, the Committee, for and on behalf of the Employer, and in exercise of the authority granted to it, hereby adopts the following amendment to the Plan.
1.The second paragraph of Section 10.2(b), as most recently amended by the Fifth Amendment to the Plan, is further amended and restated to read as follows:
If any assets of the Plan remain after all expenses of termination are paid, all liabilities of the Plan to Participants, Beneficiaries and alternate payees have been satisfied and all benefits have been provided for and paid in full, then all such residual assets will be transferred and paid over directly to the Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan, provided such transfer does not contravene any provision of law. No portion of such residual assets shall be paid or inure to the benefit of Zions Bancorporation, N.A., the sponsor of this Plan.
2.This Sixth Amendment shall be effective as of January 1, 2020, except as may be otherwise provided herein. In all other respects the Plan is ratified and confirmed.

IN WITNESS WHEREOF, the Committee has caused this Sixth Amendment to be executed by its duly authorized representative this _25____ day of June, 2020.
ZIONS BANCORPORATION BENEFITS COMMITTEE

By: __/s/_Paul Burdiss______________________
             Committee Chair

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